Exhibit 10.1

ADDENDUM TO
MASTER SERVICE AGREEMENT

THIS ADDENDUM TO MASTER SERVICE AGREEMENT (“Addendum”), dated March 20, 2008, shall act to amend, modify, supplement and augment that certain Master Service Agreement, dated November 27, 2006 (the “Agreement”), by and between Integrated Payment Systems Inc. (“IPS”) and Global Cash Access, Inc. (“Client”), as amended. Capitalized terms used herein without definition shall have the meanings provided in the Agreement.

In consideration of the promises and the mutual covenants of the parties hereinafter set forth to be paid, kept and performed, it is agreed as follows:

1.
In connection with Client entering into that certain Stock Purchase Agreement, dated February 28, 2008, by and between Client and Fidelity National Transaction Services, Inc., pursuant to which Client is purchasing all of the stock of Certegy Gaming Services, Inc. (“CGS”), as of the closing of the acquisition Exhibit “C” to the Agreement shall be and hereby is deleted in its entirety and replaced with Exhibit “C” attached hereto.

2.
All other terms, conditions and provisions of the Agreement that are not otherwise altered, affected or impacted by the terms, conditions and provisions contained herein, shall remain in full force and effect, including, without limitation, that with the exception of amendments to the existing Payment Instruments to reflect CGS’ name and logo, all Payment Instruments used or sold by CGS will be used or sold in accordance with the Agreement and in the same manner, on the same system, and in the same reports as Payment Instruments are currently used or sold by GCA, as same may be amended from time to time in accordance with the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives, as of the date first above written.

GLOBAL CASH ACCESS, INC.		INTEGRATED PAYMENT SYSTEMS INC.
By:		By:

	Scott Betts	Name:

	President & CEO	Title:

EXHIBIT C
CLIENT’S WHOLLY OWNED SUBSIDIARIES

Name	Address

Global Cash Access (Canada) Inc. (f/k/a CashCall Systems Inc.)	3525 East Post Road, Suite 120 Las Vegas, NV 89120
Certegy Gaming Services, Inc.	3525 East Post Road, Suite 120 Las Vegas, NV 89120